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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Power Medical Interventions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	23-3011410
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

2021 Cabot Boulevard West, Langhorne, PA	19047
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates:  333-142926    (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.    Description of Registrant’s Securities to be Registered.

We have provided the information required by Item 202 of Regulation S-K under the heading “Description of Capital Stock” in our registration statement on Form S-1 as filed with the Securities and Exchange Commission (the “Registration Statement on Form S-1”) (Registration No. 333-142926). We incorporate that information by reference in this registration statement on Form 8-A.

Item 2.    Exhibits.

Pursuant to the instructions as to exhibits with respect to Form 8-A, no exhibits are required to be filed herewith, because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and no securities are being registered hereby pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, Power Medical Interventions, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

POWER MEDICAL INTERVENTIONS, INC.

Date: October 25, 2007
	By:	/s/ John Gandolfo
John Gandolfo
Chief Financial Officer